UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – May 20, 2016

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0335710
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

475 Fentress Blvd., Unit L, Daytona Beach, Florida 32114
(Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01    Entry into a Material Definitive Agreement.

On May 20, 2016, the Company closed the issuance of unsecured subordinated convertible debentures (the "Debentures"), each Debenture having a principal amount of $1,000 and warrants exercisable for the purchase of 10,000 shares of Common Stock (the “Warrants”). On May 20, 2016 (the “Closing Date”), the Company issued three hundred and seventy five thousand dollars ($375,000) of the Debentures.

The Debentures will mature on January 31, 2018 (the “Maturity Date”) and bear interest at a rate of 8% per annum, accrued monthly in arrears and settled into Common Stock at a rate of $0.10 per share at the time of conversion, in accordance with the terms of conversion, or repaid on the Maturity Date. The Debentures shall be convertible into Common Stock at a conversion rate of $0.10 per share at any time prior to the Maturity Date. The Company will have the option to force conversion of the Debentures at any time after six (6) months following the Closing Date and prior to the Maturity Date. For Canadian purchasers, the Company may only force conversion of the Debentures at such time that the Company is a reporting issuer within the jurisdiction of Canada.

Each full Warrant entitles the holder to purchase one (1) share of Common Stock at a price of $0.20 per share for a period of twenty-four (24) months following the Closing Date.  If all Debentures were converted and all Warrants were exercised as of the date hereof, the shares issued by the Company thereto would represent approximately four percent (4%) of all issued and outstanding shares of Common Stock the Company.

The proceeds of the offering will be used for capital expenditures, marketing expenditures and working capital.

On May 20, 2016 and in connection to the Convertible Debentures, the Company paid a placement agent fee of $8,500 and issued placement agent warrants exercisable for the purchase of 85,000 shares of Common Stock, exercisable for a period of twenty-four (24) months with an exercise price of $0.20 per share.

Neither the Debentures nor the Common Stock issuable upon conversion thereof have been registered under the Securities Act of 1933, as amended, or any state securities laws and they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Debentures will be sold in a private placement only to accredited investors in the United States and pursuant to Regulation S outside the United States. The Company relied upon Regulation S with respect to the initial issuances of Debentures. This Report on Form 8-K does not constitute a solicitation or offering to purchase the Debentures or any other securities of the Company.

Item 3.02    Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated herein by reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: May 27, 2016	By:	/s/ J. Graham Simmonds
Name: J. Graham Simmonds
Title: Chief Executive Officer